UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Ponce de Leon Blvd., Floor 3 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 629-1376

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value per share	RLMD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2025, the Board of Directors the Board of Directors of Relmada Therapeutics, Inc. (the “Company”) approved an amended and restated employment agreement with each of its executive officers, each to become effective as of January 1, 2026. Except as described below, the material terms of each executive officer’s employment agreement, as amended, are unchanged from those described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2025, under the caption “Executive Compensation—Employment Agreements” (in the case of Sergio Traversa, Maged Shenouda and Charles Ence) or in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2025 (in the case of Paul Kelly), which descriptions are incorporated herein by reference,.

Sergio Traversa, Chief Executive Officer

●	Mr. Traversa’s salary will increase from $787,787 to $827,176 per year.

Paul Kelly, Chief Operating Officer

●	Mr. Kelly’s salary will increase from $499,800 to $524,790 per year.

●	In the event of termination other than for cause or resignation for good reason (other than as described in the next bullet), Mr. Kelly will be entitled to severance equal to twelve months of compensation (at the salary plus target bonus rate in effect as of the date of termination) payable in a lump sum.

●	In the event of termination other than for cause or resignation for Good Reason, in each case during the 12-month period beginning on the date of a Change in Control (as defined in the Company’s 2021 Stock Option and Equity Incentive Plan, as amended), Mr. Kelly will be entitled to severance equal to 18 months of compensation (at the salary plus target bonus rate in effect as of the date of termination) payable in a lump sum.

●	In either of the foregoing events, Mr. Kelly will be entitled to continuation of health benefits for twelve months.

Maged Shenouda (Chief Financial Officer)

●	Mr. Shenouda’s salary will increase from $558,990 to 586,940 per year.

●	In the event of termination other than for cause or resignation for good reason (other than as described in the next bullet), Mr. Shenouda will be entitled to severance equal to twelve months of compensation (at the salary plus target bonus rate in effect as of the date of termination) payable in a lump sum.

●	In the event of termination other than for cause or resignation for Good Reason, in each case during the 12-month period beginning on the date of a Change in Control, Mr. Shenouda will be entitled to severance equal to 18 months of compensation (at the salary plus target bonus rate in effect as of the date of termination) payable in a lump sum.

●	In either of the foregoing events, Mr. Shenouda will be entitled to continuation of health benefits for the longer of twelve months or until he becomes eligible for Medicare coverage (Part A or Part B) and is at least 65 years of age.

Charles Ence, Chief Accounting and Compliance Officer

●	Mr. Ence’s salary will increase from $548,990 to $576,440 per year.

●	In the event of termination other than for cause or resignation for good reason (other than as described in the next bullet), Mr. Ence will be entitled to severance equal to twelve months of compensation (at the salary plus target bonus rate in effect as of the date of termination) payable in a lump sum.

●	In the event of termination other than for cause or resignation for Good Reason, in each case during the 12-month period beginning on the date of a Change in Control, Mr. Ence will be entitled to severance equal to 18 months of compensation (at the salary plus target bonus rate in effect as of the date of termination) payable in a lump sum.

The foregoing descriptions (including the descriptions incorporated by reference) of each executive officer’s amended and restated employment agreement are qualified in their entirety by reference to the full text of each such agreement, copies of which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Amended and Restated Employment Agreement, effective as of January 1, 2026, between Relmada Therapeutics, Inc. and Sergio Traversa
10.2*	Amended and Restated Employment Agreement, effective as of January 1, 2026, between Relmada Therapeutics, Inc. and Paul Kelly
10.3*	Amended and Restated Employment Agreement, effective as of January 1, 2026, between Relmada Therapeutics, Inc. and Maged Shenouda
10.4*	Amended and Restated Employment Agreement, effective as of January 1, 2025, between Relmada Therapeutics, Inc. and Charles Ence
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2025	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

3